UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 22, 2013

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, the Board of Directors of G&K Services, Inc. (the “Company”), acting upon the recommendation of its Compensation Committee, granted Douglas A. Milroy, the Chief Executive Officer of the Company, an award of a dividend equivalent performance unit retention grant (the “Performance DER”). The Performance DER has a performance component.

The terms of the Performance DER award provide that if any Performance Stock is earned under the Performance Stock Award previously granted to Mr. Milroy and the Performance Stock is issued, Mr. Milroy will receive a payment equal to the amount of the dividends that would have been paid on the Performance Stock if the Performance Stock had been owned by Mr. Milroy from August 22, 2013 through the date the Performance Stock is earned by and issued to Mr. Milroy.

Among other things, the terms of the previously granted Performance Stock Award provide that no dividends will be paid on the Performance Stock until the Performance Stock is earned.

Because amounts due under the Performance DER will be paid only with respect to Performance Stock earned, the Performance DER is subject to the same performance goals established in the Performance Stock Award. See Exhibit 10.1 to our Form 10-Q for the period ended September 29, 2012 and filed with the Securities and Exchange Commission on November 2, 2012 (which is incorporated herein by reference) for further information on the Performance Stock Award, Performance Stock and performance goals.

This summary is qualified in its entirety by references to the terms of the Performance DER attached hereto as Exhibit 10.1, which is incorporated herein by reference. Capitalized terms used but not defined herein have the respective meanings afforded them in such Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1*	CEO Dividend Equivalent Performance Unit Retention Grant
10.2
CEO Performance Vested Employee Restricted Stock Grant (incorporated by reference to Exhibit 10.1 to our Form 10-Q for the period ended September 29, 2012 and filed with the Securities and Exchange Commission on November 2, 2012)

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2013	G&K SERVICES, INC. By: /s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Its: Vice President, General Counsel and Corporate Secretary

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